Exhibit 10.11.3

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is dated and effective as of March 17, 2016 by and among DOCUSIGN, INC., a Delaware corporation (the “Borrower”), DOCUSIGN INTERNATIONAL, INC., a Delaware corporation (“DS International”), CARTAVI, LLC, a Delaware limited liability company (“Cartavi”, and together with DS International, each a “Guarantor” and collectively, the “Guarantors”), the several banks and other financial institutions or entities party to the Credit Agreement (as defined below) as a “Lender” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), SVB, as the Issuing Lender (as defined in the Credit Agreement referred to below), and SVB, as the Swingline Lender (as defined in the Credit Agreement referred to below). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and SVB are party to that certain Credit Agreement dated as of May 8, 2015 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent that an Event of Default has arisen under Section 8.1(c) of the Credit Agreement as a result of the Borrower’s failure to comply with the minimum Consolidated Adjusted EBITDA covenant set forth in Section 7.1(b) of the Credit Agreement for the six-month period ending January 31, 2016 (the “Existing Default”);

WHEREAS, as a consequence of the occurrence and continuation of the Existing Default, the Administrative Agent and the Lenders are entitled to exercise certain rights and remedies under and pursuant to certain of the Loan Documents; and

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders forbear from exercising their rights and remedies arising as a result of the Existing Default, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Estoppel, Acknowledgement and Reaffirmation. The Loan Parties hereby (a) acknowledge the existence of the Existing Default, (b) acknowledge (i) their Obligations under the Credit Agreement and the other Loan Documents and acknowledge that such Obligations are not subject to any credit, offset, defense, claim, counterclaim or adjustment of any kind (and, to the extent any Loan Party has any credit, offset, defense, claim, counterclaim or adjustment, the same is hereby waived by each such Loan Party), and (ii) that as of the close of business on March 16, 2016, the aggregate outstanding principal amount of the Loans is $0.00 and the aggregate undrawn amount of all Letters of Credit is $8,172,900.74, (c) acknowledge that the Loan Documents executed by the Loan Parties are legal, valid and binding obligations enforceable against the Loan Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action of law or in equity), (d) reaffirm that each of the Liens created and granted in or pursuant to the Credit Agreement and the other Loan Documents is valid and subsisting, (e) acknowledge that this Agreement shall in no manner impair or otherwise adversely affect such Obligations or Liens and (f) acknowledge that prior to executing this Agreement, the Loan Parties consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representations or advice of the Administrative Agent, any Lender or any counsel to the Administrative Agent, or any Lender concerning the legal effects of this Agreement or any provision hereof.

3. Forbearance.

(a)	Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders shall, during the Forbearance Period (as defined below), forbear from exercising any and all of the rights and remedies available to them under the Credit Agreement, the other Loan Documents and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the occurrence, existence or continuation of the Existing Default; provided, however, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Existing Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below).

(b)	The Loan Parties agree that during the Forbearance Period, the Required Lenders shall have the right, in their sole discretion, to direct the Administrative Agent, the Swingline Lender and the Issuing Lender to cease issuing or renewing any Letters of Credit and to discontinue making new Revolving Loans. In the absence of such direction from the Required Lenders, the Lenders shall continue to fund Loans and the Issuing Lender shall continue to renew or issue Letters of Credit, in each case, in accordance with the Credit Agreement. The Administrative Agent and the Lenders acknowledge that in making a request for a credit extension, the Borrower will not be representing that no Default or Event of Default exists at the time of each request for a credit extension solely as a result of the Existing Default.

4. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights and remedies available to them under the Credit Agreement, the other Loan Documents or applicable law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event. As used herein, “Forbearance Termination Event” shall mean the occurrence of any of the following:

(a)	any Default or Event of Default under the Credit Agreement or any of the other Loan Documents other than the Existing Default;

(b)	the initiation of any action by any Loan Party to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 12(a) of this Agreement or the covenant not to sue set forth in Section 12(b) of this Agreement; or

(c)	April 30, 2016.

The period from the Agreement Effective Date (as defined below) to the date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period.”

5. Conditions Precedent to Effectiveness. This Agreement shall not be effective until each of the following conditions precedent has been fulfilled prior to or concurrently herewith, each to the satisfaction of the Administrative Agent and the Required Lenders (such date, the “Agreement Effective Date”):

(a)	This Agreement shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Required Lenders.

(b)	All necessary consents and approvals to this Agreement shall have been obtained.

(c)	Other than the Existing Default, no Default or Event of Default shall have occurred and be continuing.

(d)	Prior to and immediately after giving effect to this Agreement, other than as a result of the Existing Default, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

(e)	The Administrative Agent shall have received all amounts required to be paid pursuant to Section 7 of this Agreement.

(f)	All other documents and legal matters in connection with this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

6. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

(b)	The execution, delivery, and performance of this Agreement (i) have been duly authorized by all necessary organizational action, and (ii) do not and will not (A) violate any material Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents and Liens permitted by Section 7.3 of the Credit Agreement, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect.

(c)	No material authorization or material approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this Agreement, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d)	This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)	No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Group Member.

(f)	Prior to and immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Agreement (other than the Existing Default).

(g)	Other than as a result of the Existing Default, the representations and warranties set forth in this Agreement, the Credit Agreement and the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

7. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent).

8. Choice of Law. This Agreement and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York. The provisions of Section 10.13 and 10.14 of the Credit Agreement are hereby incorporated mutatis mutandis.

9. Counterpart Execution. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10. Effect on Loan Documents.

(a)	The Credit Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents.

(b)	To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Agreement, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)	This Agreement is a Loan Document.

(d)	Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

11. Entire Agreement. This Agreement, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Release of Claims.

(a)	Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Agreement. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b)	Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 12(a) above. If any Loan Party violates the foregoing covenant, the Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

13. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

14. Relationship of Parties. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship among the Loan Parties, the Administrative Agent and the Lenders, nor is this Agreement intended to change or affect in any way the relationship among the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, to one other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

15. Further Assurances. At the Loan Parties’ expense, the Loan Parties shall execute and deliver such additional documents and take such further action as may be reasonably requested by the Administrative Agent or any Lender to effectuate the provisions and purposes of this Agreement.

16. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by the Administrative Agent or any Lender, or any closing, will affect the representations and warranties or the right of the Administrative Agent and Lenders to rely upon them.

17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

DOCUSIGN, INC.

By:	/s/ Michael Sheridan
Name:	Michael Sheridan
Title:	Chief Financial Officer

GUARANTORS:

DOCUSIGN INTERNATIONAL, INC.

By:	/s/ Vivian Macdonald
Name:	Vivian Macdonald
Title:	Chief Financial Officer

CARTAVI, LLC

By:	/s/ Vivian Macdonald
Name:	Vivian Macdonald
Title:	Chief Financial Officer

Forbearance Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as Administrative Agent

By:	/s/ Tom Caramanico
Name: Tom Caramanico
Title: Vice President

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, and as a Lender

By:	/s/ Tom Caramanico
Name: Tom Caramanico
Title: Vice President

Forbearance Agreement

SUNTRUST BANK, as a Lender

By:	/s/ David Bennett
Name: David Bennett
Title: Director

Forbearance Agreement

COMERICA BANK, as a Lender

By:	/s/ Mason Rathe
Name: Mason Rathe
Title: Relationship Manager

Forbearance Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

Forbearance Agreement

PACIFIC WESTERN BANK, as a Lender

By:	/s/ Adam Glick
Name: Adam Glick
Title: Senior Vice President

Forbearance Agreement